UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2010

Date of Report (Date of earliest event reported)

AMC ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8747	43-1304369
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

920 Main Street
Kansas City, Missouri 64105-1977

(Address, including zip code, of registrant’s
principal executive offices)

(816) 221-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On May 24, 2010 a subsidiary of AMC Entertainment Inc. (“AMCE”) completed the acquisition of 92 theatres and 928 screens from Kerasotes Showplace Theatres, LLC (“Kerasotes”).  Kerasotes operated 95 theatres and 972 screens in 21 mid-sized suburban and metropolitan markets, primarily in the Midwest prior to the sale to AMCE and will continue to own and operate 3 theatres with 44 screens after the sale to AMCE.  The purchase price for the Kerasotes theatres paid in cash at closing was $275,000,000 and is subject to working capital and other purchase price adjustments as described in the Unit Purchase Agreement Among Kerasotes Showplace Theatres Holdings, LLC, Kerasotes Showplace Theatres, LLC, Showplace Theatres Holding Company, LLC, AMC Showplace Theatres, Inc. and American Multi-Cinema, Inc.

Item 9.01 Financial Statements and Exhibits.

10.1                        Unit Purchase Agreement Among Kerasotes Showplace Theatres Holdings, LLC, Kerasotes Showplace Theatres, LLC, Showplace Theatres Holding Company, LLC, AMC Showplace Theatres, Inc. and American Multi-Cinema, Inc.

99.1                        Press Release issued by AMC Entertainment Inc. on May 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: May 25, 2010	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Unit Purchase Agreement Among Kerasotes Showplace Theatres Holdings, LLC, Kerasotes Showplace Theatres, LLC ShowplaceTheatres Holding Company, LLC, AMC Showplace Theatres, Inc. and American Multi-Cinema, Inc.

99.1	Press Release issued by AMC Entertainment Inc. on May 25, 2010.